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                                                                 Exhibit (h)(33)






                              AGREEMENT AND PLAN OF

                                 REORGANIZATION

                                 BY AND BETWEEN

                                 THE GALAXY FUND

                                       AND

                                THE PILLAR FUNDS



                            DATED AS OF MARCH 9, 2001



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                                TABLE OF CONTENTS
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                                                                                                               PAGE
                                                                                                               ----
1.       Certain Definitions.....................................................................................4
2.       The Reorganization......................................................................................5
3.       Calculations............................................................................................7
4.       Valuation of Assets.....................................................................................8
5.       Valuation Times........................................................................................11
6.       Effective Time of the Reorganization...................................................................11
7.       Termination of Pillar..................................................................................13
8.       Certain Representations, Warranties, Covenants and Agreements of Pillar................................13
9.       Certain Representations, Warranties, Covenants and Agreements of Galaxy................................20
10.      Shareholder Action on Behalf of the Pillar Funds.......................................................24
11.      N-14 Registration Statement............................................................................25
12.      Galaxy Conditions......................................................................................26
13.      Pillar Conditions......................................................................................29
14.      Tax Opinion............................................................................................33
15.      Tax Documents..........................................................................................35
16.      Further Assurances.....................................................................................35
17.      Termination and Survival of Representations and Warranties.............................................36
18.      Termination of Agreement...............................................................................36
19.      Amendment and Waiver...................................................................................37
20.      Governing Law..........................................................................................37

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21.      Successors and Assigns.................................................................................37
22.      Beneficiaries..........................................................................................37
23.      Notices................................................................................................37
24.      Expenses and Waivers...................................................................................38
25.      Entire Agreement.......................................................................................39
26.      Counterparts...........................................................................................39
27.      Failure of One Fund to Consummate the Transactions.....................................................39
28.      No Brokers or Finders..................................................................................39
29.      Validity...............................................................................................39
30.      Effect of Facsimile Signature..........................................................................40
31.      Headings...............................................................................................40
32.      Galaxy Liability.......................................................................................40
33.      Pillar Liability.......................................................................................41


                                       -ii-
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                      AGREEMENT AND PLAN OF REORGANIZATION

         This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made as of the 9th day of March, 2001 by The Galaxy Fund ("Galaxy"), a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts on March 31, 1986, and The Pillar Funds ("Pillar"), a Massachusetts business trust organized under the laws of the Commonwealth of Massachusetts on September 9, 1991.

                                   BACKGROUND

         WHEREAS, each of the parties hereto is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, Pillar offers, among others, the following investment portfolios: (1) Pillar Institutional Select Money Market Fund, (2) Pillar U.S. Treasury Securities Plus Money Market Fund, (3) Pillar U.S. Treasury Securities Money Market Fund, (4) Pillar Tax-Exempt Money Market Fund, (5) Pillar Prime Obligation Money Market Fund, (6) Pillar Intermediate-Term Government Securities Fund, (7) Pillar Fixed Income Fund, (8) Pillar New Jersey Municipal Securities Fund, (9) Pillar Balanced Fund, (10) Pillar Equity Income Fund, (11) Pillar Mid Cap Fund and (12) Pillar International Equity (each a "Reorganizing Pillar Fund," and collectively, the "Reorganizing Pillar Funds");


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         WHEREAS, Pillar also offers the following investment portfolios: (1)
Pillar Pennsylvania Municipal Securities Fund, (2) Pillar Equity Value Fund and
(3) Pillar Equity Growth Fund (each a "Continuing Pillar Fund" and collectively, the "Continuing Pillar Funds" and together with the "Reorganizing Pillar Funds," each a "Pillar Fund" and collectively, the "Pillar Funds");

         WHEREAS, Galaxy currently offers, among others, the following investment portfolios: (1) Galaxy Institutional Money Market Fund, (2) Galaxy Institutional Treasury Money Market Fund, (3) Galaxy U.S. Treasury Money Market Fund, (4) Galaxy Tax-Exempt Money Market Fund, (5) Galaxy Money Market Fund, (6) Galaxy Intermediate Government Income Fund, (7) Galaxy High Quality Bond Fund,
(8) Galaxy New Jersey Municipal Bond Fund, (9) Galaxy Asset Allocation Fund,
(10) Galaxy Equity Income Fund, (10) Galaxy Growth Fund II and (12) Galaxy International Equity Fund (each an "Existing Galaxy Fund" and collectively, the "Existing Galaxy Funds");

         WHEREAS, Galaxy has recently organized, or will soon organize, the following additional investment portfolios: (1) Galaxy Pennsylvania Municipal Bond Fund, (2) Galaxy Large Cap Value Fund and (3) Galaxy Large Cap Equity Fund (each a "Shell Galaxy Fund" and collectively, the "Shell Galaxy Funds," and, together with the Existing Galaxy Funds, each a "Galaxy Fund" and collectively, the "Galaxy Funds");


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         WHEREAS, each of the parties hereto desires, upon the terms and subject to the conditions set forth herein, to enter into and perform the reorganization described herein (the "Reorganization"), pursuant to which, among other things, at the respective times hereinafter set forth, (1) each Pillar Fund shall transfer substantially all of its respective Assets (as hereinafter defined), subject, in each case, to substantially all of its respective Liabilities (as hereinafter defined), to its Corresponding Galaxy Fund (as hereinafter defined), in exchange for Retail A, Retail B, Trust or Class I Shares issued by such Corresponding Galaxy Fund (the shares issued to a Pillar Fund by its Corresponding Galaxy Fund in exchange for substantially all of the Assets subject to substantially all of the Liabilities of such Pillar Fund in connection with the Reorganization, collectively, "Galaxy Fund Shares"), and (2) each Pillar Fund shall then distribute to its shareholders of record, the Galaxy Fund Shares received by or on behalf of such Pillar Fund;

         WHEREAS, each of the parties intend that the Shell Galaxy Funds will have nominal assets and liabilities before the Reorganization and will continue the investment operations of the Continuing Pillar Funds; and

         WHEREAS, the parties intend that in connection with the Reorganization, Pillar shall be deregistered and terminated as described in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration,


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the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. CERTAIN DEFINITIONS. As used herein,

         (a) The term "Corresponding Galaxy Fund" shall mean with respect to any Pillar Fund, the particular Galaxy Fund, the name of which is set forth directly opposite the name of such Pillar Fund on Schedule A hereto.

         (b) The term "Corresponding Pillar Fund" shall mean with respect to any Galaxy Fund, the particular Pillar Fund, the name of which is set forth directly opposite the name of such Galaxy Fund on Schedule A hereto.

         (c) The term "Assets" shall mean all property and assets of every description and of any nature whatsoever including, without limitation, cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued), receivables (including dividend and interest receivables), deferred or prepaid expenses, good will and other intangible property, books and records, and all interests, rights, privileges and powers, other than with respect to Pillar and each Pillar Fund, cash in an amount necessary to pay any unpaid dividends and distributions as provided in Section 2(c) hereof.

         (d) The term "Liabilities" shall mean all existing and future liabilities and obligations of any nature, whether accrued, absolute, contingent or otherwise including, with respect to Pillar and each Pillar Fund.

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         2. THE REORGANIZATION.

         (a) At the Applicable Effective Time of the Reorganization (as hereinafter defined), (i) each Pillar Fund shall transfer, assign and convey to its Corresponding Galaxy Fund substantially all of the Assets, subject to substantially all of the Liabilities, of such Pillar Fund, and (ii) each such Corresponding Galaxy Fund shall accept all such Assets and assume all such Liabilities, such that at and after the Applicable Effective Time of the Reorganization (as hereinafter defined): (A) substantially all of the Assets of each particular Pillar Fund shall become and be Assets of its Corresponding Galaxy Fund, (B) substantially all of the Liabilities of each particular Pillar Fund shall become and be liabilities of, and shall attach to, its Corresponding Galaxy Fund, and (C) such Liabilities of each particular Pillar Fund may thenceforth be enforced only against its Corresponding Galaxy Fund to the same extent as if such Liabilities had been incurred by such Corresponding Galaxy Fund, subject to any defense and/or set off that Pillar or such Pillar Fund was entitled to assert immediately prior to the Applicable Effective Time of the Reorganization (as hereinafter defined) with respect to any such Liability, and subject to any defense and/or set off that Galaxy or such Corresponding Galaxy Fund may from time to time be entitled to assert against the creditor thereof.

         (b) In exchange for the transfer of substantially all of the Assets of each Pillar Fund to its Corresponding Galaxy Fund as provided in paragraph (a) above, each Galaxy Fund shall assume substantially all of the Liabilities of its Corresponding Pillar Fund as provided in paragraph (a) above and shall also simultaneously issue, at the Applicable Effective Time of the Reorganization (as hereinafter defined), to its Corresponding Pillar Fund, the number of full and

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fractional (to the third decimal place) of Galaxy Fund Shares, determined and adjusted as provided in Section 3 hereof.

         (c) Immediately upon receipt of the Galaxy Fund Shares of such Galaxy Fund in accordance with paragraph (b) above each Pillar Fund shall distribute, in complete liquidation, pro rata to the shareholders of record of such Pillar Fund at the Applicable Effective Time of the Reorganization (as hereinafter defined) (such shareholders of record of such Pillar Fund as of such time, collectively, the "Recordholders"), the respective Galaxy Fund Shares that have been so received as follows:

         (1) With respect to Pillar's Prime Obligation, Fixed Income, Balanced, Equity Income, Equity Value, Equity Growth and International Equity Funds, Recordholders of Class A, Class B and Class I Shares of such Pillar Funds shall be credited with full and fractional Retail A, Retail B and Trust Shares, respectively, of their Corresponding Galaxy Fund;

         (2) With respect to Pillar's U.S. Treasury Securities Money Market, Tax-Exempt Money Market, Intermediate Term-Government Securities, Pennsylvania Municipal Securities, and New Jersey Municipal Securities Funds, Recordholders of Class A and Class I Shares of such Pillar Funds shall be credited with full and fractional Retail A and Trust Shares, respectively, of their Corresponding Galaxy Fund;

         (3) With respect to Pillar's Institutional Select Money Market and U.S. Treasury Securities Plus Money Market Funds, Recordholders of shares of such Pillar Funds ("Institutional Shares") shall be credited with full and fractional Class I Shares of their Corresponding Galaxy Fund; and

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         (4) With respect to Pillar's Mid Cap Fund, Recordholders of Class I
Shares of such Pillar Fund shall be credited with full and fractional Trust Shares of the Corresponding Galaxy Fund.

         (5) In addition, each Recordholder of a Pillar Fund shall have the right to receive any unpaid dividends or other distributions which were declared with respect to his/her or its shares of such Pillar Fund before the Applicable Effective Time of the Reorganization.

         (d) In accordance with instructions Galaxy receives from Pillar, Galaxy shall record on its books the ownership, by the Recordholders, of the number and type of the Galaxy Fund Shares distributed to such Recordholders

         (e) Pillar shall promptly cancel on its books all of the shares (including, without limitation, any treasury shares) of each Pillar Fund that has so liquidated, and any such shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Galaxy Fund Shares issued to such Pillar Fund in accordance with paragraph (b) above.

         (f) The transfer books of Pillar with respect to each Pillar Fund shall be permanently closed.

         3. CALCULATIONS.

         (a) The number of Retail A, Retail B, Trust and/or Class I Shares of each Existing and Shell Galaxy Fund issued to its Corresponding Pillar Fund pursuant to Section 2(b) hereof will be determined as follows: the value of each Pillar Fund's Assets that are so conveyed

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less the Liabilities that are assumed, at the Applicable Effective Time of the
Reorganization (as hereinafter defined) and that are attributable to either Class A Shares, Class B Shares, Class I Shares or Institutional Shares of such Pillar Fund shall be divided by the net asset value of one Retail A Share, Retail B Share, Trust Share or Class I Share, respectively, of its Corresponding Galaxy Fund that is to be delivered with respect thereto; and

         (b) The net asset value of each class of Galaxy Fund Shares shall be computed at the Applicable Valuation Time (as hereinafter defined) in the manner set forth in such Galaxy Fund's then current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of each class of a Pillar Fund shall be computed at the Applicable Valuation Time (as hereinafter defined) in the manner set forth in such Pillar Fund's then current prospectus under the 1933 Act.

         4. VALUATION OF ASSETS.

         (a) With respect to each Pillar Fund, the value of its Assets shall be the value of such Assets computed as of the time at which its net asset value is calculated at the Applicable Valuation Time (as hereinafter defined). The net asset value of the Pillar Fund Assets to be transferred to the Galaxy Funds shall be computed by Pillar and shall be subject to adjustment by the amount, if any, agreed to by Galaxy, its board of trustees, and the respective Galaxy Funds and Pillar, its board of trustees, and the respective Pillar Funds. In determining the value of the securities transferred by a Pillar Fund to its Corresponding Galaxy Fund, each security shall be priced in accordance with the pricing policies and procedures of such Pillar Fund as described in its then current prospectus(es) and statement of additional information. For such purposes, price

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quotations and the security characteristics relating to establishing such quotations shall be determined by Pillar, provided that such determination shall be subject to the approval of Galaxy. Galaxy and Pillar agree to use all commercially reasonable efforts to resolve, prior to the Applicable Valuation Time (as hereinafter defined), any material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of a Galaxy Fund and those determined in accordance with the pricing policies and procedures of its Corresponding Pillar Fund.

         (b) It is understood and agreed that the net asset value of the Pillar Fund Assets of those Pillar Funds that are money market funds shall be based on the amortized cost valuation procedures that have been adopted by the Board of Trustees of Pillar Funds; provided that, if the difference between the per share net asset values of such Pillar Funds and the Corresponding Galaxy Funds equals or exceeds $0.0010 on the Applicable Valuation Time (as hereinafter defined), as computed by using market values in accordance with the policies and procedures established by Pillar, either party shall have the right to postpone the Applicable Valuation Time (as hereinafter defined) and Applicable Effective Time of the Reorganization (as hereinafter defined) with respect to each such Fund until such time as the per share difference is less than $0.0010.

         (c) At least fifteen (15) business days prior to the Applicable Effective Time of the Reorganization (as hereinafter defined), each Pillar Fund will provide its Corresponding Galaxy Fund with a schedule of its securities and other Assets and Liabilities of which it is aware, and such Galaxy Fund will provide the Pillar Fund with a copy of the current investment

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objective and policies applicable to such Galaxy Fund. Each Pillar Fund reserves the right to sell any of the securities or other Assets shown on the list of the Fund's Assets prior to the Applicable Effective Time of the Reorganization (as hereinafter defined) but will not, without the prior approval of Galaxy, acquire any additional securities other than securities which the Corresponding Galaxy Fund is permitted to purchase in accordance with its stated investment objective and policies. At least ten (10) business days prior to the Applicable Effective Time of the Reorganization (as hereinafter defined), each Galaxy Fund will advise its Corresponding Pillar Fund of any investments of such Pillar Fund shown on such schedule which the Galaxy Fund would not be permitted to hold, pursuant to its stated investment objective and policies or otherwise. In the event that the Pillar Fund holds any investments that its Corresponding Galaxy Fund would not be permitted to hold under its stated investment objective or policies, the Pillar Fund, if requested by the Galaxy Fund and, to the extent permissible and consistent with the Pillar Fund's own investment objective and policies, will dispose of such securities prior to the Applicable Effective Time of the Reorganization (as hereinafter defined). In addition, if it is determined that the portfolios of the Pillar Fund and the Galaxy Fund, when aggregated, would contain investments exceeding certain percentage limitations to which the Galaxy Fund is or will be subject with respect to such investments, the Pillar Fund, if requested by the Galaxy Fund and, to the extent permissible and consistent with the Pillar Fund's own investment objective and policies, will dispose of and/or reinvest a sufficient amount of such investments as may be necessary to avoid violating such limitations as of the Applicable Effective
Time of the Reorganization (as hereinafter defined).

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         5. VALUATION TIMES. Subject to Section 4(b) hereof, the valuation time with respect to the Existing Galaxy Funds and the Reorganizing Pillar Funds shall be 4:00 p.m., Eastern time, on August 10, 2001, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of each of the parties (the "First Valuation Time"). Subject to Section 4(b) hereof, the Valuation Time with respect to the Shell Galaxy Funds and the Continuing Pillar Funds shall be 4:00 p.m., Eastern time, on August 17, 2001, or such earlier or later date and time as may be mutually agreed in writing by an authorized officer of each of the parties (the "Second Valuation Time" and together with the First Valuation Time, each an "Applicable Valuation Time"), provided that the Second Valuation Time shall be no less than one week following the First Valuation Time, unless otherwise agreed in writing by the parties hereto. Notwithstanding anything herein to the contrary, in the event that at an Applicable Valuation Time, (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted or (b) trading or the reporting of trading on such exchange or elsewhere shall be disrupted so that, in the judgment of Galaxy or Pillar, accurate appraisal of the value of the net assets of a Galaxy Fund or a Pillar Fund is impracticable, such Valuation Time shall be postponed until the first business day after the day when trading shall have been fully resumed without restriction or disruption, reporting shall have been restored and accurate appraisal of the value of the net assets of the Galaxy Funds and the Pillar Funds is practicable in the judgment of Galaxy and Pillar.

         6. EFFECTIVE TIME OF THE REORGANIZATION.

         (a) Delivery by each Reorganizing Pillar Fund of its respective Assets to its Corresponding Galaxy Fund, delivery by such Corresponding Galaxy Fund of its respective

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Galaxy Fund Shares to such Reorganizing Pillar Fund, and liquidation of each such Reorganizing Pillar Fund, in each case, pursuant to Section 2 hereof, shall occur at the opening of business on the next business day following the First Valuation Time (or on such other date, following the First Valuation Time as is agreed to in writing by an authorized officer of each of the parties).
The date and time at which the above-described actions are taken shall be the "Applicable Effective Time of the Reorganization" with respect to the Existing Galaxy Funds and the Reorganizing Pillar Funds. To the extent any Assets of any Reorganizing Pillar Fund are, for any reason, not transferred to its Corresponding Galaxy Fund at the Applicable Effective Time of the Reorganization with respect to such funds, Pillar shall cause such Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

         (b) Delivery by each Continuing Pillar Fund of its respective Assets to its Corresponding Galaxy Fund, delivery by each such Corresponding Galaxy Fund of its respective Galaxy Fund Shares to such Continuing Pillar Fund, and the liquidation of each such Continuing Pillar Fund, in each case, pursuant to
Section 2 hereof, shall occur at the opening of business on the next business day following the Second Valuation Time (or on such other date following the Second Valuation Time as is agreed to in writing by an authorized officer of each of the parties). The date and time at which the above-described actions are taken shall be the "Applicable Effective Time of the Reorganization" with respect to the Galaxy Shell Funds and the Continuing Pillar Funds. To the extent any Assets of any Continuing Pillar Fund are, for any reason, not transferred at the Applicable Effective Time of the Reorganization with respect to such funds, Pillar shall cause such Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

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         7. TERMINATION OF PILLAR. Promptly following the Applicable Effective
Time of the Reorganization with respect to the Galaxy Shell Funds and their Corresponding Pillar Funds, Pillar shall file an application pursuant to Section 8(f) of the 1940 Act for an order declaring that Pillar has ceased to be an investment company; provided that, until such order is granted, Pillar shall continue to comply with all of its obligations as a registered investment company under the 1940 Act and under any and all other applicable state and federal securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). Pillar shall, promptly after the Applicable Effective Time of the Reorganization with respect to the Galaxy Shell Funds and their Corresponding Pillar Funds, file any final regulatory reports, including, but not limited to, any Form N-SAR and Rule 24f-2 Notice, with respect to such Pillar Fund(s). All reporting and other obligations of Pillar shall remain the exclusive responsibility of Pillar up to and including the date on which such Pillar Fund is deregistered and terminated. In addition, promptly following the Applicable Effective Time of the Reorganization with respect to the Galaxy Shell Funds and their Corresponding Pillar Funds, Pillar shall be terminated pursuant to Article __, Section __ of its Agreement and Declaration of Trust and shall take all other steps necessary and proper to effect its complete termination. Without limiting the generality of the foregoing, (a) the affairs of Pillar shall be immediately wound up, its contracts discharged and its business liquidated; and (b) the Trustees of Pillar shall execute and Galaxy shall lodge among the records of Pillar an instrument in writing setting forth the fact of such termination.

         8. CERTAIN REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF PILLAR. Pillar, on behalf of itself and each of the Pillar Funds, represents, warrants, covenants and agrees as follows:

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         (a) Pillar is a Massachusetts business trust duly created pursuant to its Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts.

         (b) Pillar is duly and appropriately registered with the SEC as an open-end, management investment company under the 1940 Act and its registration with the SEC as such an investment company is in full force and effect as of the date hereof.

         (c) Pillar currently has the power (i) to own all of its Assets, and
(ii) subject to the approval of shareholders referred to in Section 10 hereof, to carry out and consummate the transactions contemplated herein. Pillar has all necessary federal, state and local authorizations, licenses and approvals necessary or desirable to carry on its business as such business is now being conducted and upon receipt by Pillar of an exemptive order under Section 17 of the 1940 Act, to consummate the transactions contemplated by this Agreement.

         (d) This Agreement has been duly and validly authorized, executed and delivered by Pillar, and represents the legal, valid and binding obligation of Pillar, enforceable against Pillar in accordance with the terms hereof, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and provided that the provisions of this Agreement intended to limit liability for particular matters to an investment portfolio and its assets, including but not limited to Section 33 of this Agreement, may not be enforceable. The execution and

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delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or By-laws or any other organizational document of Pillar or any material agreement, contract or other arrangement to which Pillar is a party or by which Pillar or its properties or Assets may be bound, subject or affected.

         (e) Each Pillar Fund has elected to qualify, and has qualified as of and since its first taxable year, as a regulated investment company under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and each Pillar Fund currently qualifies, and shall continue to qualify, as a regulated investment company under such Part of the Code for its taxable year ending on the date on which the Applicable Effective Time of the Reorganization occurs. Each Pillar Fund has been a regulated investment company under such Part of the Code at all times since the end of the first taxable year when it first so qualified, and shall continue to be a regulated investment company under such Part of the Code at all times until the Applicable Effective Time of the Reorganization occurs with respect to such Pillar Fund.

         (f) All federal, state, local and foreign income, profits, franchise, sales, withholding, customs, transfer and other taxes, including, without limitation, interest, additions to tax, and penalties thereon, (collectively, "Taxes") that relate to the Assets of Pillar or of any Pillar Fund, and that are either due or properly shown to be due on any return filed by Pillar or by any Pillar Fund have been (as of the Applicable Effective Time of the Reorganization shall have been) fully and timely paid or provided for; and to Pillar's knowledge, there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the

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Assets of Pillar (or with respect to any Assets of any Pillar Fund). All federal and other tax returns and reports of Pillar and each Pillar Fund required by law to be filed on or before the Applicable Effective Time of the Reorganization, have been or will be filed in a timely manner, and all federal and other taxes owed by Pillar on behalf of the Pillar Funds, have been or will be timely paid so far as due, and to the best of Pillar's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

         (g) The financial statements of each of the Pillar Funds for its respective fiscal year ended December 31, 2000, examined by Arthur Andersen LLP, copies of which have been previously furnished to Galaxy, present fairly (i) the financial condition of such Pillar Fund as of the date indicated therein and
(ii) the results of operations of such Pillar Fund for the periods indicated, in the case of both (i) and (ii), in conformity with generally accepted accounting principles consistently applied.

         (h) Prior to or as of the First Valuation Time, each of the Reorganizing Pillar Funds shall have declared a dividend or dividends, with a record date and ex-dividend date prior to or as of the First Valuation Time, which, together with all previous dividends, shall have the effect of distributing to its shareholders all of its net investment company income, if any, for the taxable periods or years ended on or before December 31, 2000 and for the period from said date to and including the Applicable Effective Time of the Reorganization (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any, realized in taxable periods or years ended on or before December 31, 2000 and in the period from said date to and including the Applicable Effective Time of the Reorganization.


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         (i) At the Applicable Valuation Time and the Applicable Effective Time
of the Reorganization with respect to each Pillar Fund, all liabilities of such Pillar Fund which are required to be reflected in the net asset value per share of such Pillar Fund in accordance with applicable law are reflected in the net asset value per share of such Pillar Fund.

         (j) To Pillar's knowledge, there are currently, and at the Applicable Valuation Time and the Applicable Effective Time of the Reorganization with respect to each Pillar Fund there shall be, no legal, administrative or other proceedings or investigations pending or threatened against or otherwise involving Pillar or any Pillar Fund which could result in liability on the part of Pillar or a Pillar Fund.

         (k) Subject to the approvals of shareholders referred to in Section 10, at both the First Valuation Time and the Applicable Effective Time of the Reorganization with respect to each Reorganizing Pillar Fund, Pillar, on behalf of each Reorganizing Pillar Fund, shall have full right, power and authority to sell, assign, transfer and deliver the Assets of such Reorganizing Pillar Fund. Upon delivery and payment for the Assets of the Reorganizing Pillar Funds as contemplated in Section 2(b) above, each Corresponding Galaxy Fund shall acquire good and marketable title to the Assets of its Corresponding Pillar Fund, in each case, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         (l) Subject to the approvals of shareholders referred to in Section 10, at both the Second Valuation Time and the Applicable Effective Time of the Reorganization with respect to each Continuing Pillar Fund, Pillar, on behalf of each Continuing Pillar Fund, shall

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have full right, power and authority to sell, assign, transfer and deliver the
Assets of such Continuing Pillar Fund. Upon delivery and payment for the Assets of the Continuing Pillar Fund, as contemplated in Section 2(b) above, each Shell Galaxy Fund shall acquire good and marketable title to the Assets of its Corresponding Pillar Fund, in each case, free and clear of all liens and encumbrances, and subject to no restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         (m) No consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation by Pillar and by each Pillar Fund of the transactions contemplated by this Agreement, except as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended ("1934 Act"), the 1940 Act, or state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

         (n) On the effective date of the N-14 Registration Statement (as hereinafter defined), at the time of the shareholders' meeting referred to in
Section 10 hereof and at each Applicable Effective Time of the Reorganization, the registration statement filed by Galaxy on Form N-14 relating to the shares of each Galaxy Fund that will be registered with the SEC pursuant to this Agreement, together with any and all supplements and amendments thereto and the documents contained or incorporated therein by reference, as supplemented and amended, including, without limitation, the proxy statement of Pillar and the prospectuses of Pillar and Galaxy with respect to the transactions contemplated by this Agreement (such registration statement, together with such supplements and amendments and the documents contained therein or incorporated therein by reference, as supplemented and amended, the "N-14 Registration Statement") shall with respect to Pillar or any of the Pillar
Funds: (i) comply in all material respects with the provisions of the 1933
Act, the 1934 Act, the 1940 Act, and applicable state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder), and (ii) not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

         (o) All of the issued and outstanding shares of each of the Pillar Funds have been duly and validly issued, are fully paid and non-assessable by Pillar (except that shareholders of a Pillar Fund may under certain circumstances be held personally liable for its obligations), and were offered for sale and sold in conformity with all applicable federal and state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). All shares of any Pillar Fund issued on or after the date hereof shall be duly and validly issued, fully paid and non-assessable by Pillar (except that shareholders of a Pillar Fund may under certain circumstances be held personally liable for its obligations) and offered for sale and sold in conformity with all applicable federal and state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). No shareholder of any of the Pillar Funds currently has, or will hereafter have, any statutory or contractual preemptive right of subscription or purchase in respect of any shares of any Pillar Fund.

         (p) Pillar shall not sell or otherwise dispose of any Galaxy Fund Shares received in the transactions contemplated herein, except in distribution to the Recordholders as contemplated herein.

         9. CERTAIN REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS OF GALAXY. Galaxy, on behalf of itself and each of the Galaxy Funds, represents, warrants, covenants and agrees as follows:

         (a) Galaxy is a Massachusetts business trust duly created pursuant to its Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts.

         (b) Galaxy is duly and appropriately registered with the SEC as an open-end, management investment company under the 1940 Act and its registration with the SEC as such an investment company is in full force and effect as of the date hereof.

         (c) Galaxy currently has the power to own all of its Assets and to carry out and consummate the transactions contemplated herein. Galaxy has all necessary federal, state and local authorizations, licenses and approvals necessary or desirable to carry on its business as such business is now being conducted and upon receipt by Galaxy of an exemptive order under Section 17 of the 1940 Act, to consummate the transactions contemplated by this Agreement.

         (d) This Agreement has been duly and validly authorized, executed and delivered by Galaxy, and represents the legal, valid and binding obligation of Galaxy, enforceable against Galaxy in accordance with the terms hereof, subject as to enforcement to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and provided that the provisions of this Agreement intended to limit liability for particular matters to an investment portfolio and its assets, including but not limited to Section 32 of this Agreement, may not be enforceable. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or Code of Regulations or any other organizational document of Galaxy, or any material agreement, contract or other arrangement to which Galaxy is a party or by which Galaxy or its properties or Assets may be bound, subject or affected.

         (e) Each Galaxy Fund has elected to qualify, and has qualified as of and since its first taxable year, as a regulated investment company under Part I of Subchapter M of the Code, and each Galaxy Fund has been a regulated investment company under such Part of the Code at all times since the end of its first taxable year when it so qualified. Each Galaxy Fund currently qualifies, and shall continue to qualify, as a regulated investment company under the Code.

         (f) All Taxes that relate to the Assets of Galaxy or of any Galaxy Fund, and that are either due or properly shown to be due on any return filed by Galaxy or by any Galaxy Fund have been (or as of the Applicable Effective Time of the Reorganization shall have been) fully and timely paid or provided for; and to Galaxy's knowledge, there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the Assets of Galaxy (or with respect to any Assets of any Galaxy
Fund). All federal and other tax returns and reports of Galaxy and each Galaxy Fund required by law to be filed on or before the Applicable Effective Time of the Reorganization, have been or will be filed in a timely manner, and all federal and other taxes owed by Galaxy on behalf of the Galaxy Funds, have been or will be timely paid so far as due, and to the best of Galaxy's knowledge, no such return is currently under audit and no assessment has been asserted with respect to any such return.

         (g) The financial statements of each of the Galaxy Funds for its respective fiscal year ended October 31, 2000, examined by Ernst & Young LLP, copies of which have been previously furnished to Pillar Funds, present fairly
(i) the financial condition of such Galaxy Fund as of the date indicated therein and (ii) the results of operations of such Galaxy Fund for the periods indicated, in the case of both (i) and (ii), in conformity with generally accepted accounting principles consistently applied.

         (h) At the Applicable Valuation Time and the Applicable Effective Time of the Reorganization with respect to each Galaxy Fund, all liabilities of such Galaxy Fund which are required to be reflected in the net asset value per share of the Galaxy Fund Shares issued by such Galaxy Fund pursuant to this Agreement in accordance with applicable law are reflected in the net asset value per share of such Galaxy Fund.

         (i) To Galaxy's knowledge, there are currently, and at the Applicable Valuation Time and the Applicable Effective Time of the Reorganization with respect to each Galaxy Fund there shall be, no legal, administrative or other proceedings or investigations pending or threatened against or otherwise involving Galaxy or any Galaxy Fund which could result in liability on the part of Galaxy or a Galaxy Fund.

         (j) No consent, approval, authorization or order of any court or governmental authority, or of any other person or entity, is required for the consummation by Galaxy and by each Galaxy Fund of the transactions contemplated by this Agreement except as may be required by the 1933 Act, 1934 Act, the 1940 Act or state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder).

         (k) On the effective date of the N-14 Registration Statement, at the time of the shareholders' meeting referred to in Section 10 hereof and at the Applicable Effective Time of the Reorganization, with respect to Galaxy or any of the Galaxy Funds, the N-14 Registration Statement shall: (i) comply in all material respects with the provisions of the 1933 Act, the 1934 Act, the 1940 Act, and applicable state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder), and (ii) not contain any untrue statement of a material fact or omit to state a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading.

         (l) The Galaxy Fund Shares to be issued and delivered to each Pillar Fund pursuant to the terms hereof, shall have been duly authorized as of the Applicable Effective Time of the Reorganization, and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, and fully paid and non-assessable by Galaxy (except that shareholders of a Galaxy Fund may under certain circumstances be held personally liable for its obligations), and no shareholder of any Galaxy Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

         (m) For the period beginning at the Applicable Effective Time of the Reorganization with respect to the Galaxy Shell Funds and the Continuing Pillar Funds and ending not less than three years thereafter, Galaxy shall provide or cause to be provided, liability coverage for the officers and trustees of Pillar which covers the actions of such trustees and officers of Pillar for the period they served as such and is at least comparable to the liability coverage currently applicable to the trustees and officers of Pillar. Galaxy agrees that all rights to indemnification existing in favor of the Pillar Trustees, acting in their capacities as such, under Pillar's Declaration of Trust as in effect as of the date of this Agreement shall survive the Reorganization as obligations of Galaxy, shall continue in full force and effect without any amendment thereto, and shall constitute rights which may be asserted against Galaxy.

    10. SHAREHOLDER ACTION ON BEHALF OF THE PILLAR FUNDS. As soon as practicable after the effective date of the N-14 Registration Statement, but in any event prior to the Applicable Effective Time of the Reorganization, and as a condition to the consummation of the transactions contemplated hereby, the Board of Trustees of Pillar shall call, and subject to obtaining any necessary quorum, Pillar shall hold, a meeting of the shareholders of each of the Pillar Funds for the purpose of considering and voting upon:

         (a) Approval of this Agreement and the transactions contemplated hereby, including, without limitation, the transfer by such Pillar Fund to its Corresponding Galaxy Fund, of the Assets belonging to such Pillar Fund and the assumption by such Corresponding Galaxy

Fund of the Liabilities of such Pillar Fund in exchange for the Galaxy Fund Shares issued by such Corresponding Galaxy Fund to such Pillar Fund, in each case, in accordance with, and at the respective times set forth in, Section 2 hereof;

         (b) The liquidation of such Pillar Fund through the distribution of the Galaxy Fund Shares received by such Pillar Fund, to the Recordholders of the Pillar Fund as described in this Agreement;

         (c) The deregistration of Pillar under the 1940 Act and the termination of Pillar under state law;

         (d) Approval of an Investment Advisory Agreement between Pillar and Fleet Investment Advisors, Inc. with respect to each Pillar Fund; and

         (e) Such other matters as may be determined by the Boards of Trustees of the parties.

    11. N-14 REGISTRATION STATEMENT. Galaxy shall file the N-14 Registration Statement. Galaxy and Pillar have cooperated and shall continue to cooperate with each other, and have furnished and shall continue to furnish each other with the information relating to themselves that is required by the 1933 Act, the 1934 Act, the 1940 Act and applicable state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder) to be included in the N-14 Registration Statement (or that is necessary to ensure that the N-14 Registration Statement does not contain any untrue statement of a material fact and/or to ensure that the N-14 Registration Statement does not omit to state a material fact that is required to be stated therein or that is necessary to make the statements therein not misleading).

    12. GALAXY CONDITIONS. The obligations of Galaxy (and of each respective Galaxy Fund) hereunder shall be subject to the following conditions precedent:

         (a) This Agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Trustees of Pillar (including the determinations required by Rule 17a-8(a) under the 1940 Act) and by the shareholders of each of the Pillar Funds, in each case, in the manner required by law.

         (b) Pillar shall have duly executed and delivered to Galaxy, on behalf of each Pillar Fund, such bills of sale, assignments, certificates and other instruments of transfer ("Transfer Documents") as Galaxy may reasonably deem necessary or desirable to transfer to the Corresponding Galaxy Fund of such Pillar Fund all of the right, title and interest of such Pillar Fund in and to the respective Assets of such Pillar Fund. In each case, the Assets of each Pillar Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

         (c) All representations and warranties of Pillar made in this Agreement shall be true and correct in all material respects on the date hereof, on the Applicable Valuation Time and on the Applicable Effective Time of the Reorganization as if made at and as of such date, and Pillar shall have complied, in all material respects, with all of its covenants hereunder. As of the Applicable Valuation Time and at the Applicable Effective Time of the Reorganization, there shall have been no material adverse change in the financial position of any Pillar Fund or of

Pillar since the date of the financial statements referred to in Section 8(g), other than those changes (including, without limitation, changes due to net redemptions) incurred in the ordinary course of business as an investment company since the date of the financial statements referred to in Section 8(g). At the Applicable Effective Time of the Reorganization, Galaxy shall have received a certificate from the President or Vice President of Pillar, dated as of such date, certifying on behalf of Pillar, that as of such date each of the conditions set forth in Section 8 and in this Section 12 have been, and continue to be, met.

         (d) Galaxy shall have received opinions of Morgan, Lewis & Bockius LLP, addressed to Galaxy, in form and substance reasonably satisfactory to Galaxy, and dated the Applicable Effective Time of the Reorganization, to the effect that as of the date of such opinion, and subject to qualifications and conditions reasonably acceptable to Galaxy: (i) Pillar is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (ii) the shares of each Reorganizing or Continuing Pillar Fund, as appropriate, outstanding at the Applicable Effective Time of the Reorganization are duly authorized, validly issued, fully paid and non-assessable by such Pillar Fund (except that shareholders of a Pillar Fund may under certain circumstances be held personally liable for its obligations), and to such counsel's knowledge, no shareholder of any Pillar Fund has any statutory preemptive right to subscription or purchase in respect thereof; (iii) this Agreement and the Transfer Documents have been duly and validly authorized, executed and delivered by Pillar and represent the legal, valid and binding obligations of Pillar, enforceable against Pillar in accordance with their terms, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, marshalling, fraudulent transfer or conveyance and similar laws relating to or affecting creditors' rights and remedies generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to the availability of any specific or equitable relief of any kind, or with respect to the provisions of this Agreement intended to limit liability for particular matters to a Pillar Fund and its Assets, including but not limited to Section 33 of this Agreement; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Agreement and Declaration of Trust or By-laws of Pillar or except as may be noted in such opinion, any material agreement known to counsel to which Pillar is a party or by which Pillar may be bound; and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by Pillar of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and Massachusetts state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). Such opinion may rely on a certificate of a Pillar Trustee or the President or Vice President of Pillar as to factual matters.

         (e) The N-14 Registration Statement shall have become effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Galaxy, contemplated by the SEC, and the parties shall have received all permits, licenses and other authorizations necessary under applicable state securities laws to consummate the transactions contemplated by this Agreement and all such permits, licenses and other authorizations shall be in full force and effect at such time.

         (f) At the Applicable Effective Time of the Reorganization, Pillar has, as of such date, performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by Pillar prior to or at the Applicable Valuation Time and the Applicable Effective Time of the Reorganization and Galaxy shall have received a certificate from the President or Vice President of Pillar, dated as of such date, certifying on behalf of Pillar that the conditions set forth in clause (f) has been satisfied.

         (g) Pillar's agreements with each of its service contractors shall have terminated at the Applicable Effective Time of the Reorganization with respect to the Galaxy Shell Funds and the Continuing Pillar Funds and each party has received reasonable assurance that no claim for damages (liquidated or otherwise) will arise as a result of such termination.

         (h) Galaxy shall have received the tax opinions provided for in Section 14 hereof.

         (i) Galaxy shall have received any necessary exemptive relief from the SEC with respect to Section 17(a) of the 1940 Act.

         13. PILLAR CONDITIONS. The obligations of Pillar (and of each respective Pillar Fund) hereunder shall be subject to the following conditions precedent:

         (a) This Agreement and the transactions contemplated by this Agreement shall have been approved by the Board of Trustees of Galaxy (including the determinations required by Rule 17a-8(a) under the 1940 Act) and by the shareholders of each of the Pillar Funds, in each case, in the manner required by law.

         (b) All representations and warranties of Galaxy made in this Agreement shall be true and correct in all material respects on the date hereof, on the Applicable Valuation Time and on the Applicable Effective Time of the Reorganization as if made at and as of such date, and Galaxy shall have complied, in all material respects, with all of its covenants hereunder. As of the Applicable Valuation Time and at the Applicable Effective Time of the Reorganization, there shall have been no material adverse change in the financial position of any Galaxy Fund or of Galaxy since the date of the financial statements referred to in Section 9(g) other than those changes (including, without limitation, changes due to net redemptions) incurred in the ordinary course of business as an investment company since the date of the financial statements referred to in Section 9(g). At the Applicable Effective Time of the Reorganization, Pillar shall have received a certificate from the President or Vice President of Galaxy, dated as of such date, certifying on behalf of Galaxy, that as of such date each of the conditions set forth in
Section 9 and in this Section 13 have been, and continue to be, met.

         (c) Pillar shall have received opinions of Drinker Biddle & Reath LLP, addressed to Pillar in form and substance reasonably satisfactory to Pillar and dated the Applicable Effective Time of the Reorganization, to the effect that as of the date of such opinion, and subject to qualifications and conditions reasonably acceptable to Pillar: (i) Galaxy is a Massachusetts business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (ii) the shares of each Existing or Shell Galaxy Fund, as appropriate, to be delivered to its Corresponding Pillar Fund are duly authorized and upon delivery will be validly issued, fully paid and non-assessable by such Galaxy Fund (except that shareholders of a Galaxy Fund may under certain circumstances be held personally liable for its obligations), and, to such counsel's knowledge, no shareholder of any Galaxy Fund has any statutory preemptive right to subscription or purchase in respect thereof; (iii) this Agreement has been duly and validly authorized, executed and delivered by Galaxy and represents the legal, valid and binding obligation of Galaxy, enforceable against Galaxy in accordance with the terms hereof, subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, marshalling, fraudulent transfer or conveyance and similar laws relating to or affecting creditors' rights and remedies generally and court decisions with respect thereto, and such counsel shall express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, as to the enforceability of any provision of the Agreement relating to remedies after default, as to the availability of any specific or equitable relief of any kind, or with respect to the provisions of this Agreement intended to limit liability for particular matters to a Galaxy Fund and its Assets, including but not limited to Section 32 of this Agreement; (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated by this Agreement will not, violate the Declaration of Trust or Code of Regulations of Galaxy, or any material agreement known to such counsel to which Galaxy is a party or by which Galaxy may be bound; and (v) to such counsel's knowledge, no consent, approval, authorization or order of any court, governmental authority or agency is required for the consummation by Galaxy of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and Massachusetts state securities laws (including, in the case of each of the foregoing, the rules and regulations thereunder). Such opinion may rely on the opinion of Ropes & Gray to the extent set forth in such opinion.

         (d) The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such effectiveness shall have been instituted, or, to the knowledge of Pillar, contemplated by the SEC, and the parties shall have received all permits, licenses and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement, and all such permits, licenses and other authorizations shall be in full force and effect at such time.

         (e) At the Applicable Effective Time of the Reorganization, Galaxy has, as of such date, performed and complied in all material respects with each of its agreements and covenants required by this Agreement to be performed or complied with by Galaxy prior to or at the Applicable Valuation Time and the Applicable Effective Time of the Reorganization and Pillar shall have received a certificate from the President or Vice President of Galaxy, dated as of such date, certifying that the conditions set forth in this clause (e) has been satisfied.

         (f) Pillar shall have received the tax opinion provided for in Section 14 hereof.

         (g) Pillar shall have received any necessary exemptive relief from the SEC with respect to Section 17(a) of the 1940 Act.

         14. TAX OPINION. Galaxy and Pillar Funds shall receive an opinion of Drinker Biddle & Reath LLP addressed to both Galaxy and Pillar in a form reasonably satisfactory to them, and dated as of the Applicable Effective Time of the Reorganization, substantially to the effect that on the basis of facts, representations, and assumptions set forth in such opinion:

         (a) The Reorganization will consist of fifteen "reorganizations" within the meaning of Section 368(a) of the Code, and each Pillar Fund and the Corresponding Galaxy Fund will each be a "party to a reorganization" within the meaning of Section 368(b) of the Code with respect to such Reorganization;

         (b) In accordance with Section 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by any Pillar Fund upon the transfer of substantially all of its Assets and Liabilities to the Corresponding Galaxy Fund in exchange for the Galaxy Fund Shares of the Corresponding Galaxy Fund;

         (c) In accordance with Section 1032(a) of the Code, no gain or loss will be recognized by each Galaxy Fund upon the receipt of substantially all of the Assets and assumption of substantially all of the Liabilities of the Corresponding Pillar Fund in exchange for the Galaxy Fund Shares;

         (d) In accordance with Section 362(b) of the Code, the basis of each Pillar Fund's Assets received by the Corresponding Galaxy Fund pursuant to the Reorganization will be the same as the basis of those Assets in the hands of the Pillar Fund immediately prior to the Reorganization;

         (e) In accordance with Section 1223(2) of the Code, the holding period of each Pillar Fund's Assets in the hands of the Corresponding Galaxy Fund will include the period for which such assets have been held by the Pillar Fund;

         (f) In accordance with Section 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by any Pillar Fund on the distribution to its shareholders of the Galaxy Fund Shares to be received by the Pillar Fund in the Reorganization;

         (g) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of any Pillar Fund upon their receipt of the Corresponding Galaxy Fund Shares in exchange for such shareholders' shares of the Pillar Fund;

         (h) In accordance with Section 358(a)(1) of the Code, the basis of the Galaxy Fund Shares received by the shareholders of each Corresponding Pillar Fund will be the same as the basis of the Pillar Fund shares surrendered by such shareholders pursuant to the Reorganization;

         (i) In accordance with Section 1223(1) of the Code, the holding period for the Galaxy Fund Shares received by each Pillar Fund shareholder will include the period during which such shareholder held the Pillar Fund shares surrendered therefor, provided that such Pillar Fund shares are held as a capital asset in the hands of such Pillar Fund shareholder on the date of the exchange; and

         (j) Each Galaxy Fund will succeed to and take into account the tax attributes described in Section 381(c) of the Code of the Corresponding Pillar Fund as of the Applicable

Effective Time of the Reorganization, subject to the conditions and limitations specified in the Code.

         In rendering such opinion described in this paragraph, Drinker Biddle & Reath LLP may require and, to the extent it deems necessary and appropriate, may rely, as to factual matters, upon representations made in certificates of Galaxy Funds and Pillar Funds, their affiliates, and principal shareholders.

         15. TAX DOCUMENTS. Pillar shall deliver to Galaxy at the Applicable Effective Time of the Reorganization, confirmations and/or other evidence satisfactory to Galaxy as to the adjusted tax basis of the Assets of each Pillar Fund delivered to a Galaxy Fund in accordance with the terms of this Agreement.

         16. FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, delivering and/or causing to be delivered to the other party hereto each of the items required under this Agreement as a condition to such party's obligations hereunder. In addition, Pillar shall deliver or cause to be delivered to Galaxy, each account, book, record or other document of Pillar required to be maintained by Pillar pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder (regardless of whose possession they are in) (the "Records").

         17. TERMINATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Pillar set forth in this Agreement shall terminate upon the consummation of the transactions contemplated herein; provided, however, that nothing contained in this Section 18 shall be construed
(a) to terminate the obligations of each Galaxy Fund to discharge the Liabilities of the Corresponding Pillar Fund assumed pursuant to Section 2(b) hereof, or (b) to terminate the obligations of Galaxy to provide liability coverage for the Trustees and officers of Pillar and to indemnify the Trustees of Pillar, in each case, pursuant to the Covenants set forth in Section 9(m) hereof.

         18. TERMINATION OF AGREEMENT. This Agreement may be terminated by a party at any time at or prior to the Applicable Effective Time of the Reorganization by a vote of a majority of such party's Board of Trustees, as applicable, as provided below:

         (a) By Galaxy if the conditions set forth in Section 12 are not satisfied as specified in said Section;

         (b) By Pillar if the conditions set forth in Section 13 are not satisfied as specified in said Section; or

         (c) By mutual consent of both parties.

         If a party terminates this Agreement because one or more of its conditions have not been fulfilled, or if this Agreement is terminated by mutual consent, this Agreement will become null and void insofar as it is so terminated without any liability of any party to the other parties except as otherwise provided herein.

         19. AMENDMENT AND WAIVER. At any time prior to or (to the fullest extent permitted by applicable law) after approval of this Agreement by the shareholders of Pillar in accordance with Section 10 hereof, (a) the parties hereto may, by written agreement authorized by their respective Boards of Trustees and with or without the approval of their shareholders, amend, modify or terminate any of the provisions of this Agreement, and (b) any party may waive any breach by any other party or any failure by any other party to satisfy any of the conditions to the obligations of the waiving party (such waiver to be in writing and authorized by an authorized officer of the waiving party) with or without the approval of such party's shareholders.

         20. GOVERNING LAW. This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of law principles of such state.

         21. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto. This Agreement and the rights, obligations and liabilities hereunder may not be assigned by any party without the prior written consent of all other parties.

         22. BENEFICIARIES. Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto (including, without limitation, any shareholder of Galaxy or Pillar) other than (a) the Trustees of Pillar with respect to the covenants of Galaxy set forth in Section 9(m); and (b) the successors and permitted assigns of the parties.

         23. NOTICES. All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a recognized overnight courier service, in each case, properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

                  If to Galaxy:

                  The Galaxy Fund
                  4400 Computer Drive
                  Westborough, Massachusetts  01581

                  With copies to:

                  W. Bruce McConnel, III, Esq.
                  Drinker Biddle & Reath LLP
                  One Logan Square
                  18th & Cherry Streets
                  Philadelphia, Pennsylvania  19103
                  Telecopier Number:  (215) 988-2757

                  If to Pillar:
                  The Pillar Funds
                  c/o [Insert]

                  With copies to:
                  Richard Grant, Esq.
                  Morgan Lewis & Bockius LLP
                  1701 Market Street
                  Philadelphia, PA  19103-2921


         24. EXPENSES AND WAIVERS. With regard to the expenses incurred by Pillar and Galaxy in connection with this Agreement and the transactions contemplated hereby, Pillar shall bear such expenses.

         25. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

         26. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         27. FAILURE OF ONE FUND TO CONSUMMATE THE TRANSACTIONS. Subject to the conditions set forth in this Agreement, and provided that the Reorganization shall continue to qualify for tax-free treatment under the Code and the opinion is delivered to Galaxy and Pillar as provided in Section 14 hereof, the failure of one fund to consummate the transactions contemplated hereby shall not affect the consummation or validity of the Reorganization with respect to any other fund, and the provisions of this Agreement shall be construed to effect this intent.

         28. NO BROKERS OR FINDERS. Each of the parties, on behalf of itself and of each of its funds, hereby represents and warrants to the other party hereto that that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

         29. VALIDITY. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by law or invalid, then such provision or term shall be ineffective only in the jurisdiction or jurisdictions so holding and only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

         30. EFFECT OF FACSIMILE SIGNATURE. A facsimile signature of an authorized officer of a party hereto on this Agreement and/or any Transfer Document shall have the same effect as if executed in the original by such officer.

         31. HEADINGS. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         32. GALAXY LIABILITY. The names "The Galaxy Fund" and "Trustees of The Galaxy Fund" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated March 31, 1986, which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the Commonwealth of Massachusetts and at the principal office of Galaxy. The obligations of Galaxy entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of Galaxy personally, but bind only the trust property, and all persons dealing with any series of shares of Galaxy must look solely to the trust property belonging to such series for the enforcement of any claims against Galaxy.

         Both parties specifically acknowledge and agree that any liability of Galaxy under this Agreement with respect to a particular Galaxy Fund, or in connection with the transactions contemplated herein with respect to a particular Galaxy Fund, shall be discharged only out of the assets of the particular Galaxy Fund and that no other portfolio of Galaxy shall be liable with respect thereto.

         33. PILLAR LIABILITY. The names "The Pillar Funds" and "Trustees of The Pillar Funds" refer respectively to the trust created and the trustees, as trustees but not individually or personally, acting from time to time under an Agreement and Declaration of Trust dated September 9, 1991, which is hereby referred to and a copy of which is on file at the office of the State Secretary of the Commonwealth of Massachusetts and at the principal office of Pillar. The obligations of Pillar entered into in the name or on behalf thereof by any of the trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of Pillar personally, but bind only the trust property, and all persons dealing with any series of shares of Pillar must look solely to the trust property belonging to such series for the enforcement of any claims against Pillar.

         Both parties specifically acknowledge and agree that any liability of Pillar under this Agreement with respect to a Pillar Fund, or in connection with the transactions contemplated herein with respect to a particular Pillar Fund, shall be discharged only out of the assets of the particular Pillar Fund and that no other portfolio of Pillar shall be liable with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers designated below as of the date first written above.

                                               THE GALAXY FUND


                                               By:    /s/ John T. O'Neill
                                                      -------------------
                                                      Name: John T. O'Neill
                                                      Title: President


                                               THE PILLAR FUNDS


                                               By:    /s/ James R. Foggo
                                                      ------------------
                                                      Name: James R. Foggo
                                                      Title: President


                                               FLEET INVESTMENT ADVISORS INC.
                                               Hereby joins in this Agreement
                                               with respect to, and agrees to be
                                               bound by, Section 24.


                                               By:    /s/ Keith T. Banks
                                                      ------------------
                                                      Name: Keith T. Banks
                                                      Title: CEO and CIO

                                              SCHEDULE A

                  COLUMN 1                                                        COLUMN 2
                  --------                                                        --------
THE PILLAR FUND AND SHARE CLASS                                   THE GALAXY FUND AND SHARE CLASS

Pillar Institutional Select Money Market Fund                     Galaxy Institutional Money Market Fund
         Shares                                                            Class I Shares

Pillar U.S. Treasury Securities Plus Money Market Fund            Galaxy Institutional Treasury Money Market Fund
         Shares
                                                                           Class I Shares


Pillar U.S. Treasury Securities Money Market Fund                 Galaxy U.S. Treasury Money Market Fund
         Class A Shares                                                    Retail A Shares
         Class I Shares                                                    Trust Shares

Pillar Tax-Exempt Money Market Fund                               Galaxy Tax-Exempt Money Market Fund
         Class A Shares                                                    Retail A Shares
         Class I Shares                                                    Trust Shares

Pillar Prime Obligation Money Market Fund                         Galaxy Money Market Fund
         Class A Shares                                                    Retail A Shares
         Class B Shares                                                    Retail B Shares
         Class I Shares                                                    Trust Shares

Pillar Intermediate Term Government Securities Fund               Galaxy Intermediate Government Income Fund
         Class A Shares                                                    Retail A Shares
         Class I Shares                                                    Trust Shares

Pillar Fixed Income Fund                                          Galaxy High Quality Bond Fund
         Class A Shares                                                    Retail A Shares
         Class B Shares                                                    Retail B Shares
         Class I Shares                                                    Trust Shares

Pillar Pennsylvania Municipal Securities Fund                     Galaxy Pennsylvania Municipal Bond Fund
         Class A Shares                                                    Retail A Shares
         Class I Shares                                                    Trust Shares

Pillar New Jersey Municipal Securities Fund                       Galaxy New Jersey Municipal Bond Fund
         Class A Shares                                                    Retail A Shares
         Class I Shares                                                    Trust Shares

Pillar Balanced Fund                                              Galaxy Asset Allocation Fund
         Class A Shares                                                    Retail A Shares
         Class B Shares                                                    Retail B Shares
         Class I Shares                                                    Trust Shares


                                      A-1


Pillar Equity Income Fund                                         Galaxy Equity Income Fund
         Class A Shares                                                    Retail A Shares
         Class B Shares                                                    Retail B Shares
         Class I Shares                                                    Trust Shares

Pillar Equity Value Fund                                          Galaxy Large Cap Value Fund
         Class A Shares                                                    Retail A Shares
         Class B Shares                                                    Retail B Shares
         Class I Shares                                                    Trust Shares

Pillar Equity Growth Fund                                         Galaxy Large Cap Equity Fund
         Class A Shares                                                    Retail A Shares
         Class B Shares                                                    Retail B Shares
         Class I Shares                                                    Trust Shares

Pillar Mid Cap Fund                                               Galaxy Growth Fund II
         Class I Shares                                                    Trust Shares

Pillar International Equity Fund                                  Galaxy International Equity Fund
         Class A Shares                                                    Retail A Shares
         Class B Shares                                                    Retail B Shares
         Class I Shares                                                    Trust Shares


                                      A-2